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                                                                    EXHIBIT 23.3

             CONSENT OF INDEPENDENT AUDITORS - DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Epicor Software Corporation on Form S-3 of our report dated February 13, 2003, except for Note 12, as to which the date is March 18, 2003, appearing in the Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
March 31, 2003